The CIT Group/
Business Credit
3rd Floor
300 South Grand Avenue
Los Angeles, CA 90071
Tel:  213 613-2575
Fax:  213 613-2588


                                            October 17, 1995


Maxtor Corporation
211 River Oaks Parkway
San Jose, California 95134

Gentlemen:

Reference is made to the Financing Agreement between you and The CIT Group/Business Credit, Inc., as Agent and Lender dated September 16, 1993, as amended from time to time (the Financing Agreement ). Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein.

Pursuant to mutual understanding, the Financing Agreement is hereby amended as follows:

1) The first unnumbered paragraph of Section 10 of the Financing Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

"Except as otherwise permitted herein, this Financing Agreement and the Line of Credit will terminate automatically without notice by either party
as of August 29, 1996.   Notwithstanding the foregoing the Agent may
terminate the Financing Agreement immediately upon the occurrence of an Event of Default, provided, however, that if the Event of Default is an event listed in paragraph 1(c) or 1(d) of Section 9 of this Financing Agreement, the Agent may regard the Financing Agreement as terminated and
notice to that effect is not required.   The Company and/or the Lenders may
terminate this Financing Agreement and the Line of Credit at any time prior to August 29, 1996, upon forty-five (45) days prior written notice to the Agent. All Obligations shall become due and payable as of any termination hereunder or under Section 9 hereof and, pending a final accounting, the Agent may withhold any balances in the Company's account (unless supplied with an indemnity satisfactory to the Agent) to cover all of the Company's Obligations, whether absolute or contingent, including any then outstanding Letters of Credit. All of the Agent's and Lenders' rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full."


2) Paragraph 8 of Section 5 of the Financing Agreement is hereby deleted in its entirety.


3) Paragraph 9 (Net Worth) of Section 6 of the Financing Agreement is hereby amended by deleting subparagraphs e) and f) and the amounts opposite the fiscal quarters stated therein and substituting the following in lieu thereof:

"e) December 30, 1995        ($47,000,000.00)
f) March 30, 1996            ($58,000,000.00)
g) June 29, 1996             ($56,000,000.00)
   and for each fiscal quarter thereafter. "

4) Paragraphs 11 (Capital Expenditures), 12 (Working Capital), 13 (Maximum Working Capital), and 14 (Leverage Ratio) of Section 6 of the Financing Agreement are hereby deleted in their entirety.

5) Paragraph 16 (Operating Profit) of Section 6 of the Financing Agreement is hereby amended by deleting the language and for each fiscal quarter thereafter appearing in subparagraph (c) and the following additional subparagraphs are added to paragraph 16 as follows:

"d) For the two consecutive fiscal quarters
    ending December 30, 1995                    ($75,000,000.00)
 e) For the two consecutive fiscal quarters
    ending March 30, 1996                       ($42,000,000.00)
 f) For the two consecutive fiscal quarters
    ending June 29, 1996 and for each fiscal
    quarter thereafter for the two consecutive
    quarters then ended                         ($14,000,000.00)"

6) Paragraph 1 of Section 7 of the Financing Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

"1. Interest on the Revolving Loan shall be payable monthly as of the end of each month and shall be an amount equal to ten and one quarter percent (10-1/4%) per annum on the average of the net balances owing by the Company to the Lenders in the Company s account at the close of each day during such month. This rate of interest is based on the eight and three quarters percent (8-3/4%) per annum Chemical Bank Rate as of October 12, 1995. In the event of any change in said Chemical Bank Rate, the rate hereunder shall change as of the first day of the month following any change, so as to remain one and one half percent (1-1/2%) above the Chemical Bank Rate. The rate hereunder shall be calculated on a per annum basis and will be based on a 360-day year. The Agent shall be entitled to charge the Company s account at the rate provided for herein when due until all Obligations have been paid in full."

7) Paragraph l h), subparagraph y) of Section 9 of the Financing Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

"h) termination for any reason whatsoever of the U.S. $100,000,000.00 Credit Agreement dated as of August 31, 1995 among the Company, as Borrower, and the Initial Lenders (named therein) and the Issuing Bank and Citibank, N.A., as Administrative Agent, as amended (herein the "Citibank Agreement") or termination of the Commitments (as defined therein) or upon an event of default that is not cured or waived under the Citibank Agreement."

In the event the acquisition by Hyundai Electronics Industries Co., Ltd. (herein "Hyundai") of the assets of the Company s foreign subsidiaries which assets are located in Singapore, Hong Kong, and/or Thailand is consummated (the "Sale") we hereby mutually agree that the minimum Net Worth requirements as set forth in Paragraph 9 of Section 6 shall be without any further action increased accordingly for each of the fiscal quarters occurring subsequent to the Sale (the "Affected Fiscal Quarters") in an amount equal to the net effect to the Company's Net Worth resulting from the Sale. For example, if the Sale results in a one time gain of $10,000,000.00 to the Company's Net Worth, then each of the minimum amounts set forth in such paragraph relating to the Affected Quarters shall be amended so as to increase each such amount by $10,000,000.00. You hereby agree to deliver to us promptly within thirty (30) days following the consumation of the Sale such information and financial statements as we may reasonably request so that we may promptly amend Paragraph 9 of Section 6 of the Financing Agreement so as to increase the Net Worth covenants for the Affected Fiscal Quarters as agreed above.

Notwithstanding anything to the contrary contained in the Financing Agreement, we hereby agree to release our liens, at the Company's sole expense on the stock of (i) Maxtor Hong Kong and(ii) Maxtor Singapore; and we consent to any Sale provided that such Sale is consummated substantially in accordance with the terms and provisions of the Memorandum of Understanding between Hyundai and the Company dated September 19, 1995.

In consideration of this amendment, the Company hereby agrees to pay a non-refundable fee in the amount of $150,000.00 to the Agent which will be due and payable upon the date hereof, and you authorize us to charge such amount to your loan account with us.

Except as otherwise specifically set forth herein, no other change, amendment or modification in or to any of the other terms or provisions of the Financing Agreement is intended or implied.


If the foregoing is in accordance with your understanding, kindly sign below to so indicate.

                                      Very truly yours,

                             THE CIT GROUP/BUSINESS CREDIT, INC.
                             as Agent and Lender


                             By  /s/ Bonnie Schain
                                --------------------------------
                                Title: Assistant Vice President

Read and Agreed to:

MAXTOR CORPORATION


By  /s/ Melonie C. Brophy
       ------------------------------------------
       Title: Vice President Finance & Treasurer